Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 16, 2009, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of AVEO Pharmaceuticals, Inc., dated December 16, 2009.

/s/    Ernst & Young LLP

Boston, Massachusetts

December 16, 2009